                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                    Southern Community Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    SOUTHERN COMMUNITY FINANCIAL CORPORATION
                             4701 Country Club Road
                      Winston-Salem, North Carolina 27104
                           Telephone: (336) 768-8500

                                ---------------

                                PROXY STATEMENT

                                ---------------

                                 ANNUAL MEETING

      The Board of Directors (the "Board") of Southern Community Financial Corporation (the "Company") hereby solicits your appointment of proxy, in the form enclosed with this statement, for use at the Annual Meeting of Shareholders to be held:

      - Thursday, April 25, 2002
      - 3:00 p.m. (local time)
      - Village Inn Golf & Conference Center (formerly Ramada Inn) Exit 184, Interstate 40
        Clemmons, (Forsyth County) North Carolina

or at any adjournment thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. The Board has fixed the close of business on March 1, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Included with these proxy materials is the 2001 Annual Report to Shareholders.

                        VOTING OF APPOINTMENTS OF PROXY

      Shares can be voted at the meeting only if the shareholder is represented by proxy or present in person. The persons named as proxies in the enclosed appointment of proxy, who are referred to herein as the Proxy Committee, are Karen B. Hilton and Robert L. Davis (the "Proxies"), whom the Board has designated as management Proxies. When appointments of proxy in the enclosed form are returned, properly executed and in time for the meeting, the shares represented thereby will be voted at the meeting in accordance with the directions indicated thereon. If no directions are given, the appointment of proxy will be voted FOR the seven nominees for director in Proposal 1 and FOR Proposal 2 described below. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will have the discretion to vote for a substitute nominee. On other matters that properly come before the meeting, the Proxies will be authorized to vote shares represented by appointments of proxy in accordance with their best judgement. These matters include: approval of the minutes of the 2001 annual meeting of Southern Community Bank and Trust (the "Bank"), (the predecessor to the Company and its principal subsidiary), matters incidental to the conduct of the Annual Meeting, and matters for which the Company received notice by January 27, 2002.

REVOCATION OF APPOINTMENT OF PROXY

      If you give an appointment of proxy in the accompanying form, you may revoke that appointment at any time before the actual voting. To revoke the proxy, notify the Secretary in writing, or execute another appointment of proxy bearing a later date and file it with the Secretary. The address for the Secretary is:

                            Karla Plyler, Secretary
                    Southern Community Financial Corporation
                             4701 Country Club Road
                      Winston-Salem, North Carolina 27104

      If you return the appointment of proxy, you may still attend the meeting and vote in person. When you arrive at the meeting, first notify the Secretary of your desire to vote in person. You will then be given a ballot to vote in person, and your appointment of proxy will be disregarded.

      If you attend the meeting in person, you may vote your shares without returning the enclosed appointment of proxy. However, if your plans change and you are not able to attend, your shares will not be voted. Even if you plan to attend the meeting, the best way to ensure that your shares will be voted is to return the enclosed appointment of proxy and, when you get to the meeting, notify the Secretary that you wish to vote in person.

EXPENSES OF SOLICITATION

      In addition to solicitation by mail, the Company's directors, officers, and regular employees may solicit appointments of proxy in person or by telephone. The Company will bear the cost of solicitation. Brokerage houses, nominees, custodians, and fiduciaries are requested to forward these proxy soliciting materials to the beneficial owners of the Company's stock held of record by such persons, and the Company will reimburse their reasonable expenses in this regard. The Company anticipates mailing this Proxy Statement on or about March 18, 2002.

                               VOTING SECURITIES

      As of the record date for the Annual Meeting, there were 8,354,990 shares of the Company's common stock, no par value per share (sometimes referred to herein as the "Shares"), issued and outstanding and entitled to vote at the Annual Meeting. The Company is currently authorized to issue 30,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of the record date for the Annual Meeting, there were approximately 5,500 holders of record of the Company's common stock.

                         HOW YOUR VOTES WILL BE COUNTED

      Each Share is entitled to one vote for each matter submitted for a vote, and, in the election of directors, for each director to be elected. Proxies will be tabulated by one or more inspectors of election designated by the Board.

      Proposal 1 - Election of directors. In the election of directors under Proposal 1, the seven nominees receiving the highest number of votes will be elected. Shares not voted (including abstentions and broker non-votes) will have no effect. Shareholders are not authorized to cumulate their votes for directors.

      Proposals 2 - Ratification of the appointment of the independent auditor. The ratification of the appointment of the independent auditor under Proposal 2 will be approved if the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Shares not voted (including abstentions and broker non-votes) will have no effect.

                                     QUORUM

      The Company's Bylaws provide that the holders of a majority of the Company's outstanding Shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting, and that if there is no quorum present at the opening of the Meeting, the Annual Meeting may be adjourned by the vote of a majority of the Shares voting on the motion to adjourn. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting . Broker non-votes will not be counted for purposes of determining whether a quorum is present at the Annual Meeting.

                       BENEFICIAL OWNERSHIP OF SECURITIES

      To the Company's knowledge, as of December 31, 2001, no shareholder owned more than five percent of the common stock. The following table shows, as of December 31, 2001, the number of shares of common stock owned by each director and nominee for director and by all directors and principal officers of the Company as a group:

                                                 Shares          Percentage of
                                                 currently       common stock
Beneficial owner (position)                      owned (1)       owned (2)
---------------------------                      ---------       -------------

Don G. Angell (director)                          230,459             2.7%
F. Scott Bauer (director, President & CEO)        212,629             2.5%
Nolan G. Brown (director)                         106,841             1.3%
James G. Chrysson (director)                      101,508             1.2%
Jeff T. Clark (director nominee)                   89,981             1.1%
Richard M. Cobb (director nominee)                147,363             1.7%
Matthew G. Gallins (director)                     110,160             1.3%
Dianne M. Neal  (director)                         87,167             1.0%
Billy D. Prim (director)                          127,701             1.5%
C. J. "Pete" Ramey (director)                     184,778             2.2%
Annette Y. Scippio (director)                      23,260               *
Durward A. Smith, Jr. (director)                  199,620             2.4%
William G. Ward, Sr., M.D. (director)              83,173             1.0%
Anthony H. Watts (director)                        80,650             1.0%
Directors and principal officers as a
  group (14 persons)                            1,785,290            19.9%

NOTES:   *Owns less than one percent of the outstanding common stock.

(1) This column includes the number of shares of common stock capable of being issued within 60 days of December 31, 2001, upon the exercise of stock options held by the named individual. For each director listed above, the beneficial ownership includes the following options that are exercisable within 60 days of December 31, 2001: Mr. Angell - 28,335; Mr. Bauer - 165,840; Mr. Brown - 14,230; Mr. Chrysson - 28,335; Mr. Clark - 51,363;
      Mr. Cobb - 86,444; Mr. Gallins - 43,670; Ms. Neal - 43,670; Mr. Prim -
      43,670; Mr. Ramey - 28,335; Ms. Scippio - 9,445; Mr. Smith - 18,891;
      Dr. Ward - 43,670; Mr. Watts - 28,335; principal officers and directors as a group - 634,233. To the Company's knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person, except for the following common stock which the individual indicates that he or she shares voting and/or investment power:
      Mr. Angell - 13,021; Mr. Bauer - 1,050 Shares: Mr. Brown - 89,279 Shares; Mr. Chrysson - 34 Shares; Mr. Clark - 951 Shares; Mr. Cobb - 948 Shares; Mr. Gallins - 22,545 Shares; Ms. Neal - 39,667 Shares; Mr. Prim - 2,112 Shares; Ms. Scippio - 122 Shares; Dr. Ward - 25,020 Shares; Mr. Watts - 19,120 Shares; directors and principal officers as a group - 213,869 Shares.

(2) The ownership percentage of each individual is calculated based on the total of 8,354,990 shares of common stock issued and outstanding at December 31, 2001, plus the number of shares that can be issued to that individual within 60 days of December 31, 2001 upon the exercise of stock options held by the individual. The ownership percentage of the group is based on the total shares outstanding plus the number of shares that can be issued to the entire group within 60 days of December 31, 2001 upon the exercise of all stock options held by the group.

                       PROPOSAL 1: ELECTION OF DIRECTORS

      Board size and membership. Under the Company's Charter and Bylaws, the number of directors shall be the number the Board determines from time to time prior to each Annual Meeting of Shareholders at which directors are to be elected. That number cannot be less than six nor more than fourteen. The Company's Charter and Bylaws also provide that the Board shall be divided into three classes, each containing as nearly as equal a number of directors as possible, each elected to staggered three-year terms. The Board, by resolution, set the number of director seats for the year 2002 at fourteen.

      Directors to be elected at this Annual Meeting. In order to maintain the class divisions, at this Annual Meeting, five directors will be elected to three-year terms, expiring at the Annual Meeting of Shareholders in 2005 or until their successors are elected and qualified. These are the Class II directors. One director will be elected to a two year term, expiring at the Annual Meeting of Shareholders in 2004 or until his successor is elected and qualified. And one director will be elected to a one year term, expiring at the Annual Meeting of Shareholders in 2003 or until his successor is elected and qualified.

      How votes will be counted. Unless you give instructions to the contrary, the Proxy Committee will vote for the election of the nominees listed below by casting an equal number of votes for each nominee. If, at or before the meeting time, any of these nominees should become unavailable for any reason, the Proxy Committee has the discretion to vote for a substitute nominee. Management currently has no reason to anticipate that any of the nominees will become unavailable.

      Votes needed to elect. The seven nominees receiving the highest number of votes will be elected.

      Board nominations. The Board has nominated the four incumbent Class II Board members for re-election. Other than director Nolan G. Brown, who was appointed to the Board in May of 1998, these nominees have served as directors since the incorporation of the Bank. The Board has also nominated Richard M. Cobb, Executive Vice President of the Company, for a Class II Board seat. The Board has further nominated Jeff T. Clark, Executive Vice President of the Company, for a Class I Board seat and James C. Chrysson, who previously served as a Class I director since incorporation of the Bank, to a Class III Board seat.

      Nominees. The following table shows the names of the nominees for election to the seven Board seats, their ages at December 31, 2001, and their principal occupations during the past five years.

--------------------------------------------------------------------------------
Name and age                     Principal occupation over last five years
--------------------------------------------------------------------------------

Listed below are the five persons who are nominees for Class II directors for three-year terms expiring in 2005:

Nolan G. Brown, 61               Owner and President, Triad G roup, Inc. and
                                 related companies and subsidiaries (health care), Yadkinville, North Carolina.

Richard M. Cobb, 49              Executive Vice President, Chief Operating
                                 Officer (since January 2002) and Chief
                                 Financial Officer of Southern Community
                                 Financial Corporation since October 2001;
                                 Executive Vice President, Chief Operating
                                 Officer (since January 2002) and Chief
                                 Financial Officer, Southern Community Bank and
                                 Trust.

Billy D. Prim, 45                Chairman and Chief Executive Officer, Blue
                                 Rhino Corporation (propane gas cylinder
                                 exchange), Winston-Salem, North Carolina
                                 (listed on the Nasdaq National Market).

Annette Y. Scippio, 52           Executive Director, Leadership Winston-Salem
                                 (community organization), Winston-Salem, North
                                 Carolina.

Anthony H. Watts, 46             President/Chief Executive Officer, A. Watts,
                                 Inc. (general construction), Winston-Salem,
                                 North Carolina.

Listed below is the nominee for Class I director for a two-year term expiring in 2004:

Jeff T. Clark, 38                Executive Vice President of Southern Community
                                 Financial Corporation since October 2001;
                                 President, Southern Community Bank and Trust since January 2002; prior to that, Executive
                                 Vice President, Southern Community Bank and
                                 Trust (responsible for commercial and retail banking for the Bank).

Listed below is the nominee for Class III director for a one-year term expiring in 2003:

James G. Chrysson, 46            Vice President and Co-owner, C.B. Development
                                 Co., Inc. (real estate development and
                                 construction), Winston-Salem, North Carolina.

  The Board recommends that the shareholders vote for the election of each of the nominees for director listed above. The seven nominees receiving the highest number of votes will be elected.

                           MANAGEMENT OF THE COMPANY

Directors

      The following table shows the names, ages at December 31, 2001, and principal occupations during the past five years of the Company's Class I and Class III Directors. Each such person has served as a director since the Bank's incorporation on November 14, 1996.

--------------------------------------------------------------------------------
Name and age                       Principal occupation over last five years
--------------------------------------------------------------------------------

Listed below are the three persons who are Class I directors for three-year terms expiring in 2004:

Matthew G. Gallins, 45             President, Gallins Vending Company, Inc.,
                                   Winston-Salem, North Carolina.

Dianne M. Neal, 42                 Vice-President of Investor Relations since
                                   1999, Vice President and Controller
                                   1997-1999, prior to that, Director of
                                   Financial Planning and Accounting,
                                   R.J. Reynolds Tobacco Holdings, Inc,
                                   Winston-Salem, North Carolina.

William G. Ward, Sr., M.D., 48     Professor of Orthopaedic Surgery, Wake Forest
                                   Baptist Medical Center, Winston-Salem, North
                                   Carolina.

Listed below are the four persons who are Class III directors for three-year terms expiring in 2003:

Don G. Angell, 62                  Chief Executive Officer, Angell Group
                                   (holding company); Chairman of the Board, Southeastern Hospitality (hotels); Chairman of the Board, Meadowbrook of North Carolina
                                   (health care); all of Clemmons, North
                                   Carolina.

F. Scott Bauer, 47                 Chairman (since January 2002), President and
                                   Chief Executive Officer, Southern Community
                                   Financial Corporation since October 2001;
                                   Chairman (since January 2002), President
                                   (until January 2002) and Chief Executive
                                   Officer, Southern Community Bank and Trust.

C. J. "Pete" Ramey, 56             Chief Executive Officer, Ramey, Inc. (public
                                   utility contractor), Bethania, North
                                   Carolina. (Mr. Ramey has retired effective as of the date of the 2002 Annual Meeting.)

Durward A. Smith, Jr., 61          Chairman, DAC Products, Inc. (manufacturing),
                                   Rural Hall, NC.

Director relationships

      Board relationships. No director or principal officer is related to another director or principal officer.

      Other directorships: Other than director Prim, no director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act").

Board Attendance and Fees

      The Board of the Company held three meetings in 2001 after formation of the Company on October 1, 2001. Currently, all directors of the Company also serve as directors of the Bank. The Board of the Bank held 14 meetings in 2001. All directors attended at least seventy-five percent of the meetings. During 2001, non-employee directors received $500 for each Board meeting attended and $300 for each committee meeting attended. During 2002, director fees are expected to be the same as in 2001. Committees of the Board of Directors

The Board has established the committees described below.

      - Executive Committee. The Executive Committee, between Board meetings and subject to such limitations as may be required by law or imposed by Board resolution, may exercise all of the Board's authority. The Executive Committee also performs the functions of a nominating committee. The Executive Committee's nominating committee functions include, among other things, recommending annually to the Board the names of persons to be considered for nomination and election by the Company's shareholders and, as necessary, recommending to the Board the names of persons to be elected to the Board to fill vacancies as they occur between annual meetings. In identifying prospects for the Board, the Committee will consider individuals recommended by shareholders. Names and resumes of nominees should be forwarded to the Corporate Secretary who will submit them to the Executive Committee for consideration. The Executive Committee held three meetings during 2001. The Executive Committee presently consists of directors Angell, Bauer, Chrysson, Smith, Ward, and Ramey (chair).

      - Audit Committee. As outlined in the Audit Committee Charter, the Audit Committee is responsible for insuring that the Board receives objective information regarding Company policies, procedures, and activities with respect to auditing, accounting, internal accounting controls, financial reporting, and such other Company activities as the Board may direct. Subject to the Board's approval, the Audit Committee engages a qualified firm of certified public accountants to conduct such audit work as is necessary for this purpose. The Audit Committee held four meetings during 2001. Please refer to the audit committee report below. Members of the Audit Committee are directors Brown, Ramey, Smith, Scippio, Watts, and Neal (chair).

      - Compensation Committee. The Compensation Committee reviews and recommends to the Board the annual compensation, including salary, stock option plans, incentive compensation and other benefits, for senior management and other Company employees. The Compensation Committee held one meeting during 2001. Please refer to the compensation committee report below. Members of the Compensation Committee are directors Angell, Scippio, Ward, Watts, and Prim (chair).

      - Other standing committees. The Board has approved four additional standing committees to which certain responsibilities have been delegated. These are the Loan Committee, the Community Reinvestment Act Committee, the Trust Committee, and the Asset/Liability Committee.

Report of the Compensation Committee

      The following report of the Compensation Committee of the Board (the "Compensation Committee") provides information with respect to the compensation paid to the Chief Executive Officer, F. Scott Bauer, and to the other executive officers of the Company. During 2001, the Company had no employees of its own and all employees were compensated by the Bank, the principal subsidiary of the Company. The purpose of the executive compensation program is to

      -     Attract and retain qualified management

      -     Enhance short-term financial gain, and

      -     Enhance long-term shareholder value.

      The Company's executive compensation program is administered by the Compensation Committee. The Compensation Committee is comprised of the individuals listed below, each of whom is a non-employee director of the Company. The Company's compensation program for executive officers consists of the following elements: annual salary; performance-based cash awards; periodic grants of options under the Company's 1997 Incentive Stock Option Plan (the "ISO Plan"); annual matching contributions under the Bank's 401(k) retirement plan (the "401(k) Plan"); and Employment Agreements between the Bank and the executive officers. The Compensation Committee recommends to the Board the salary levels for executive officers; grants stock options under the ISO Plan to the executive officers; and recommends to the Board the incentive compensation amounts for executive officers. The Board of the Bank determines matching contributions under the Bank's 401(k) Plan.

      The Compensation Committee intends to keep compensation levels competitive with the Bank's peer groups. The Compensation Committee's strategy is to maintain a structure within the executive compensation program which strengthens the link between executive compensation, the Bank's performance, individual performances of the executive officers and shareholder interests. The 2001 compensation program was based upon the following principles:

      - Base salaries are targeted to a range of salaries paid to executive officers of peer group banks.

      - Annual incentive awards are dependent upon the Bank's performance against established target levels and its financial performance relative to its peer group.

      - Long-term compensation, in the form of the ISO Plan and long term incentive awards, directly links executive officers' rewards to stock price appreciation.

      The following sections of this Report describe the compensation program for executive officers of the Company in effect in 2001:

      Base Salary. Base salaries for executive officers are reviewed and approved by the Board based upon recommendations by the Compensation Committee. The Compensation Committee recommends salaries based upon a review of the range of salaries earned by executive officers within the Bank's peer group, although there is no predetermined point within such range at which the Compensation Committee targets salaries. In determining base salaries, the Compensation Committee does not establish performance thresholds or other measures that directly relate base salaries to operating performance, although overall performance of the Bank is a consideration.

      Incentive Compensation. Incentive compensation awards for executive officers are recommended by the Compensation Committee and approved by the Board based on each executive officer's achievement of his individual performance objectives. These objectives are tied to annual and long term measurements of corporate objectives, such as return on average equity, return on average assets, asset growth, deposit growth, efficiency ratio and delinquency and charge off percentages, and, in some instances, other objectives that are specific to the executive officer's job function. The criteria for determining the cash incentive awards are based on net income and reflect the Compensation Committee's commitment to maintaining a strong incentive compensation plan that is directly related to maximizing long-term shareholder value. For performance during the three year period ending December 31, 2001, the Bank awarded cash incentive compensation totaling $75,000 to the Company's executive officers, which was paid in January 2002. For performance for the one year period ending December 31, 2001, no incentive compensation was awarded to the executive officers.

      In 2001, all employees who, in the judgment of the Compensation Committee, made a substantial contribution to the success of the Bank during the year ended December 31, 2001, and who the Compensation Committee believed should participate in that success and be motivated to contribute to future success, were awarded cash incentive compensation which was paid in January 2002.

      Stock Options. The Compensation Committee awards stock options to executive officers as a long-term incentive to align the executives' interests with those of other shareholders and to encourage significant stock ownership. Under the ISO Plan, the Compensation Committee grants to selected key employees options to purchase the Shares at a price equal to the fair market value of the Shares on the date of grant. Eligible employees under th e ISO Plan are those key employees who, in the judgment of the Compensation Committee, are in a position to materially affect the overall success of the Company and its subsidiaries by reason of the nature and extent of their duties. The stock options granted under the ISO Plan become exercisable in twenty percent (20%) installments on the vesting date and each of the four anniversaries following the vesting date. The option recipients, including Mr. Bauer, will receive value from these grants only to the extent that the price of the Shares exceeds the grant price under the ISO Plan.

      Matching Contributions to 401(k) Plan. The 401(k) Plan is a voluntary defined contribution benefit plan under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), designed to provide additional incentive and retirement security for eligible employees of the Bank. All Bank employees over the age of 21 are eligible to participate in the 401(k) Plan. The executive officers of the Company participate in the 401(k) Plan on the same basis as all other eligible employees of the Bank. Under the 401(k) Plan, each eligible employee of the Bank may elect to contribute on a pre-tax basis to the 401(k) Plan, subject to certain limitations that may lower the maximum contributions of more highly compensated participants. The Bank matches 100% of an employee's contributions to the 401(k) Plan up to a maximum limit of 6% of the employee's compensation. The Board believes that tying the financial interests of the employees to those of the shareholders will result in enhanced shareholder value. Therefore, the Bank match is paid with Shares and employees may elect to have their 401(k) Plan funds used to purchase Shares on the open market.

      Supplement Executive Retirement Plan. The Bank has adopted a non-tax qualified retirement plan for certain executive and senior officers ("SERP") to supplement the benefit such officers can receive under the Bank's 401(k) plan. The SERP is designed to provide a retirement benefit to the officers at their normal retirement dates. The benefit is payable for life. In case of an officer's termination of employment for any reason (other than for cause), the officer is 70% percent vested after five years from the date of employment, 85% percent vested after six years from the date of employment, and 100% percent vested after seven years from the date of employment. In the event of the officer's termination of employment due to disability, the officer may request to receive an immediate disability benefit, in lieu of a retirement benefit, and such benefit will be payable, beginning within 30 day's following the officer's request. The Bank purchased life insurance policies on the lives of the participating officers in order to provide future funding of the benefit payments. In the event of the officer's death, the officer's beneficiary will receive a split dollar death benefit in the amount of 95% of the net at-risk life insurance portion of the death benefit. The SERP has six participants, including the executive officers of the Company. Approximately $34,000 was expensed during 2001 for future benefits to be provided under the SERP to the executive officers.

      2001 Compensation to the Chief Executive Officer. The Compensation Committee annually reviews the Chief Executive Officer's accomplishments and evaluates the Chief Executive Officer, F. Scott Bauer. The Compensation Committee discusses this review with Mr. Bauer. The Compensation Committee then recommends a salary to the Board. The Board discusses the Compensation Committee review and recommended salary and sets Mr. Bauer's salary.

      In determining Mr. Bauer's base salary for 2001, the Compensation Committee reviewed his accomplishments, examined salary information for the Bank's peer group, and evaluated the overall performance of the Bank in comparison with the peer group. Mr. Bauer's 2001 salary was at the high midpoint of the range of salaries paid to the chief executive officers of the Bank's peer group. The Compensation Committee believes that Mr. Bauer's 2001 base salary was modest in relation to the Bank's corporate and financial performance.

      In determining Mr. Bauer's annual incentive compensation award, the Compensation Committee applied the evaluation procedure discussed above. The amount awarded in 2001 to Mr. Bauer for performance during the three year period ending December 31, 2001 was based solely upon the Bank's performance as measured by the corporate objectives set forth above and represents a payment of 25% of his 2001 base compensation. There were no awards to Mr. Bauer under the ISO Plan in 2001 or bonus payments for performance of the Bank during the one year period ended 2001.

      This report is submitted by the Compensation Committee: Don G. Angell, Annette Y. Scippio, Billy D. Prim (chair), Dr. William G. Ward, Sr., and Anthony
H. Watts.

Principal Executive Officers

      F. Scott Bauer, age 47, is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Bauer became President and Chief Executive Officer of the Bank when the Bank was incorporated and served in that position until December 31, 2001. Prior to his service with the Bank, Mr. Bauer served as City Executive for Southern National Bank in Winston-Salem, North Carolina, the largest city in the Southern National Bank system, from 1994 until Southern National Bank merged with Branch Banking and Trust Company ("BB&T"), in May 1995, whereupon he continued as City Executive until he resigned to form the Bank in November 1995.

      Jeff T. Clark, age 38, is Executive Vice President of the Company. Mr. Clark joined the Bank in August 1996 prior to its incorporation and, before becoming President of the Bank on December 31, 2001, served as Executive Vice President and was responsible for commercial and retail banking for the Bank. His most recent banking experience was as a senior commercial loan officer for Southern National Bank in Winston-Salem, North Carolina.

      Richard M. Cobb, age 49, is Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company. He has served as Executive Vice President and Chief Financial Officer of the Bank since it was incorporated. He is a Certified Public Accountant. Mr. Cobb served as Senior Vice President and Chief Financial Officer of Triad Bank, Greensboro, North Carolina from 1992 until joining the Bank in 1996 while the Bank was being organized. Prior to joining Triad Bank, he was a commercial loan officer with BB&T.

Executive Compensation

      Cash compensation. The Company has no employees of its own and all employees were compensated by the Bank. The cash and cash equivalent compensation paid by the Bank during the fiscal years ended December 31, 1999, 2000 and 2001 to each executive officer who earned in excess of $100,000 is as follows:

                                                                              Long Term
                            Annual Compensation                               Compensation
                        ---------------------------                           ------------
                                                        Other Annual          Options/       All Other
Name and Position       Year   Salary ($)   Bonus ($)   Compensation ($)(1)   SARS (#)       Compensation ($)(2)
-----------------       ----   ----------   ---------   -------------------   --------       -------------------

F. Scott Bauer          2001     156,000     80,000          2,928                -0-                 25,367
Chairman of the Board,  2000     138,000     36,000          5,841                -0-                  7,066
President and CEO       1999     120,000     28,800          5,458                -0-                  4,533

Jeff T. Clark           2001     120,000     21,600           -0-                 -0-                 13,022
Exec. Vice President    2000     108,000     19,000          2,077                -0-                  5,163
                        1999      95,000     17,000          1,826                -0-                  3,415

Richard M. Cobb         2001     120,000     21,600           -0-                 -0-                 21,566
Exec. Vice President/   2000     108,000     19,000          2,077                -0-                  5,163
COO and CFO             1999      95,000     17,000          1,827                -0-                  3,415

(1) The value of non-cash compensation paid to the named executive officers during the fiscal years disclosed did not exceed 10% of cash compensation. Includes payment for unused personal and sick leave.

(2) Prior to 2001, consists solely of the Bank's contribution on behalf of the named executive officers under the Bank's salary deferral plan under
      Section 401(k) of the Internal Revenue Code and beginning in 2001, includes the provision that was expensed for future benefits to be provided to the named executive officers under the SERP. Option grants in 2001. No stock options to purchase Shares were granted to the named executive officers in 2001.

      Total stock options held by the named executive officers. The following table contains information with respect to stock options to purchase Shares held by the named executive officers during 2001.

    Aggregated Option Exercises in 2001 and December 31, 2001, Option Values

                                                                            Value ($) of Unexercised
                   Shares                       Number of Unexercised         In-the-Money Options
                Acquired on     Value       Options at December 31, 2001     at December 31, 2001(1)
Name            Exercise(#)   Realized($)     Exercisable/Unexercisable     Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------
F. Scott Bauer      -0-          -0-           165,840        13,137          527,069      26,799
Jeff T. Clark       -0-          -0-            51,363         3,024          156,806       6,169
Richard M.Cobb      -0-          -0-            86,444         4,142          276,969       8,450

(1) Value represents the difference between the fair market value and the exercise price for the unexercised options at December 31, 2001.

Employment Agreements

      Terms of the agreements. The Bank is a party to employment contracts with
F. Scott Bauer, Chairman of the Board, President and Chief Executive Officer of the Company, Jeff T. Clark, Executive Vice President of the Company and Richard M. Cobb, Executive Vice President and Chief Financial Officer of the Company (the "Agreements"). The terms under the Agreements are three years. On each anniversary of the effective date of the Agreements, the terms are automatically extended for an additional one year period beyond the then effective expiration date unless written notice from the Bank or the officer is received 90 days prior to the anniversary date advising the other that the Agreement shall not be further extended. No such notice has been given by either party. In addition, each officer has the option to terminate his respective contract upon sixty days' written notice to the Bank.

      Under the Agreements, each officer receives an annual cash salary, with annual adjustments and discretionary bonuses as determined by the Board. Mr. Bauer's, Mr. Clark's and Mr. Cobb's compensation pursuant to the Agreements for 2002 has been established by the Board at $199,000, $138,000 and $138,000, respectively. The cash compensation paid to each officer pursuant to the Agreements in 1999, 2000 and 2001 is set forth in the section above entitled "Executive Cash Compensation". Under his Agreement, Mr. Bauer is to have use of an automobile pursuant to the policies of the Bank and is entitled to term insurance providing a death benefit of up to $500,000, provided the cost to the Bank of such insurance does not exceed $1,000 per year. Under the Agreements, each officer is entitled to all fringe benefits which are generally provided by the Bank for its employees.

      Change of control provisions. The Agreements provide for certain payments to each officer upon any change of "control" of the Bank. "Control" is defined, under the Agreements, to mean any of the following events:

      (i) After the effective date of each Agreement, any "person" (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Bank, or acquires control of, in any manner, the election of a majority of the directors of the Bank; or

      (ii) The Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where the Bank is not the surviving corporation in such transaction; or

      (iii) All or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity, or group.

      Upon any such change in control, each officer has the right to terminate his employment if he determines, in his sole discretion, that within 24 months after such change in control, he has not been assigned duties, responsibilities and status commensurate with his duties prior to such change of control, his salary has been reduced below the amount he would have received under his Agreement, his benefits have been reduced or eliminated, or he has been transferred to a location which is an unreasonable distance from his then current principal work location.

      Upon his termination of employment following a change in control, whether voluntary or involuntary, the Bank has agreed to pay each officer an amount equal to 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code. This compensation is payable, at the officer's option, either by lump sum or in 36 equal monthly installments. The Bank has the right, under the Agreements, to reduce any such payments as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on the officer or the disallowance of a deduction to the Bank.

Company Transactions with Directors and Officers

      The Company's principal subsidiary, the Bank, has had, and expects to have in the future, transactions in the ordinary course of the Bank's business with directors, principal officers and their associates. All transactions with directors, principal officers and their associates were made in the ordinary course of the Bank's business, on substantially the same terms, including (in the case of loans) interest rates, collateral, and repayment terms, as those prevailing at the same time for other comparable transactions, and have not involved more than normal risks of collectibility or presented other unfavorable features.

Reports of Changes in Beneficial Ownership

      Directors and principal officers of the Company are required by federal law to file reports with the Securities and Exchange Commission after October 2001 and were required to file such reports with the Board of Governors of the Federal Reserve System prior to October 2001 regarding the amount of and changes in their beneficial ownership of the Shares. To the Company's knowledge, all such required reports were timely filed other than directors Angell and Brown, each of whom filed one transaction late.

Performance Graph

      The graph on the following page provides an indicator of the cumulative total shareholder returns for the Company as compared with the S&P 500 Stock Index and SNL Securities' Southern Bank Index.

                       Southern Community Financial Corp.



                        [Total Return Performance Graph]


                                                                    Period Ending
Index                                  03/11/97        12/31/97        12/31/98        12/31/99        12/31/00        12/31/01
-------------------------------------------------------------------------------------------------------------------------------
Southern Community Financial Corp.      100.00          125.00          292.19          250.00          216.56          209.34
S&P 500                                 100.00          121.32          155.96          188.78          171.58          151.20
SNL Southeast Bank Index                100.00          126.76          134.95          106.19          106.63          132.84


      PROPOSAL 2: RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The Company's independent certified public accountant for the year ended December 31, 2001, was Dixon Odom PLLC ("Dixon Odom"). The Board has selected Dixon Odom as the Company's independent certified public accountant for the year ended December 31, 2002. The Board selects the independent certified public accountant upon recommendation by the Audit Committee. The shareholders are being asked to ratify this selection. Fees for the audit of the financial statements for the year ended December 31, 2001 were $46,550. Fees for other services provided to the Company by Dixon Odom during 2001 were $46,113 (which includes approximately $36,000 relating to the Company's offering of convertible trust preferred securities that closed in 2002). The Company's Audit Committee has determined that the non-audit related services rendered by Dixon Odom are compatible with maintaining the principal accountant's independence. Representatives of Dixon Odom will be present at the Annual Meeting with the opportunity to make a statement if they desire, and they will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote for the ratification of its selection of Dixon Odom as the Company's independent certified public accountant. This proposal will be approved if the votes in favor of the proposal exceed the votes cast against the proposal.

                                 ANNUAL REPORT

      In accordance with the regulations of the Securities and Exchange Commission ("SEC"), the Company's 2001 Annual Report on Form 10-K for the year ended December 31, 2001, including the financial statements and schedules, accompanies this Proxy Statement. No part of the 2001 Annual Report shall be regarded as proxy-soliciting materials or as a communication by means of which any solicitation is being or is to be made. The Company will furnish any exhibit to the Form 10-K upon payment of the cost of copying the exhibit, upon written request to Richard M. Cobb, Executive Vice President, Southern Community Financial Corporation, 4701 Country Club Road, Winston-Salem, North Carolina 27104.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      How to submit proposals for possible inclusion in the 2003 proxy materials: For shareholder proposals to be considered for inclusion in the proxy materials for the Company's 2003 annual meeting, any such proposals must be received at the Company's principal office (currently 4701 Country Club Road, Winston-Salem, North Carolina 27104) not later than November 18, 2002. In order for a proposal to be included in the Company's proxy material for the Annual Meeting, the person submitting the proposal must own, beneficially or of record, the lesser of 1% or $2,000 in market value of the Shares entitled to be voted on that proposal at the Annual Meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the Annual Meeting. Also, the proposal must comply with certain other eligibility and procedural requirements established under the Securities and Exchange Act or related SEC regulations. The Board will review any shareholder proposal received by that date to determine whether it meets these criteria. Please submit any proposal by certified mail, return receipt requested.

      Shareholder proposals after November 18, 2002: Proposals submitted after November 18, 2002 will not be included in the proxy materials for the 2003 annual meeting. Any such proposals received by February 21, 2003, may be considered at the 2003 annual meeting as other business. Management proxies shall have discretionary authority to vote on those proposals at the 2003 annual meeting. If notice of the proposal is not received by February 21, 2003, such notice will be considered untimely.

      Nominations of directors: The Company's Bylaws provide that shareholders may make nominations of directors if such nominations are made in writing and delivered or mailed to the Company not less than seven (7) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors. Recommendations and nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the shareholders' meeting, and upon his instruction, the voting inspectors may disregard all votes cast for each such nominee.

                                 OTHER MATTERS

      Management knows of no other matters which will be brought before this meeting, but if any such matter is properly presented at the meeting or any adjournment thereof, the persons named in the enclosed form of appointment of proxy will vote in accordance with their best judgement.

                                           By order of the Board of Directors.

                                           /s/ F. Scott Bauer

                                           F. Scott Bauer
                                           Chairman of the Board

             [Southern Community Financial Corporation Letterhead]


                             4701 COUNTRY CLUB ROAD
                       WINSTON-SALEM, NORTH CAROLINA 27104
                            TELEPHONE: (336) 768-8500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            THURSDAY, APRIL 25, 2002

To the Shareholders:

         The Annual Meeting of the Shareholders of Southern Community Financial Corporation (the "Company") will be held on:

         -        Thursday, April 25, 2002

         -        3:00 p.m. (local time)

         - Village Inn Golf & Conference Center (formerly Ramada Inn) Exit 184, Interstate 40
                  Clemmons (Forsyth County), North Carolina

or at any adjournment thereof, for the following purposes:

         - To elect five directors to serve three-year terms, expiring at the Annual Meeting of Shareholders in 2005 or until their successors have been elected and qualified; one director to a two year term, expiring at the Annual Meeting of Shareholders in 2004 or until his successor is elected and qualified; and one director to a one year term, expiring at the Annual Meeting of Shareholders in 2003 or until his successor is elected and qualified.

         -        To ratify the appointment of the independent auditor.

         - To transact such other businesses as may properly come before the meeting or any adjournments thereof.

         Shareholders of record at the close of business on March 1, 2002, are entitled to notice of, and to vote, at the meeting and adjournments thereof. The Company's stock transfer books will not be closed.

         Please complete, date and sign the enclosed proxy and return it promptly in the enclosed pre-paid envelope. As many shares as possible should be represented at the meeting, so even if you expect to attend the meeting, please return the enclosed proxy. By doing so, you will not give up the right to vote at the meeting. If you return the proxy and then attend the meeting, you may notify the Secretary that you wish to vote in person, and the Company will disregard the proxy you return. (For more details, see the attached Proxy Statement.)

                                        By order of the Board of Directors,

                                        /s/ F. Scott Bauer

                                        F. Scott Bauer
                                        Chief Executive Officer

March 18, 2002

--------------------------------------------------------------------------------

      SOUTHERN COMMUNITY FINANCIAL CORPORATION
4701 Country Club Road, Winston-Salem, North Carolina 27104


 APPOINTMENT OF PROXY SOLICITED ON BEHALF OF
 THE BOARD OF DIRECTORS OF SOUTHERN COMMUNITY
FINANCIAL CORPORATION FOR THE ANNUAL MEETING
       TO BE HELD APRIL 25, 2002

1.        ELECTION OF DIRECTORS: INSTRUCTIONS: TO VOTE FOR SOME NOMINEES BUT NOT
          OTHERS, CROSS OUT THE NAME(S) OF THOSE FOR WHOM YOU DO NOT WISH TO
          VOTE.

     A.   FOR CLASS II DIRECTORS. FIVE DIRECTORS TO SERVE THREE-YEAR TERMS
          EXPIRING AT THE ANNUAL MEETING IN 2005.

          Nolan G. Brown                Richard M. Cobb           Billy D. Prim
          Annette Y. Scippio            Anthony H. Watts

     B.   FOR CLASS I DIRECTOR. ONE DIRECTOR TO SERVE A TWO-YEAR TERM EXPIRING
          AT THE ANNUAL MEETING IN 2004.

          Jeff T. Clark

     C.   FOR CLASS III DIRECTOR. ONE DIRECTOR TO SERVE A ONE-YEAR TERM EXPIRING
          AT THE ANNUAL MEETING IN 2003.

          James G. Chrysson

     [ ]  FOR the nominees listed above (except as crossed out).

     [ ]  WITHHOLD authority to vote for the nominees listed above.

2.        RATIFICATION OF DIXON ODOM, PLLC AS THE INDEPENDENT AUDITOR:

     [ ]  FOR                    [ ]  AGAINST               [ ]  ABSTAIN

3.        OTHER BUSINESS:
          THE PROXIES MAY VOTE IN THEIR DISCRETION AT THE MEETING OR ANY
          ADJOURNMENT THEREOF ON ANY PROPER BUSINESS.

                                         ---------------------------------------
                                                Signature of Shareholder
Date________________, 2002


                                         ---------------------------------------
                                                Signature of Shareholder




         HOW TO COMPLETE THIS APPOINTMENT. The shares represented by this Appointment of Proxy will be voted as you direct below.

         - If you wish to vote in accordance with the recommendations of the Board of Directors, you need only sign below without marking any boxes.

         - If you wish to vote in another way, mark the appropriate box or cross out the name of any nominee for whom you do not wish to vote.

         - If you do not mark any boxes, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT ACCORDING TO THE RECOMMENDATION OF THE BOARD OF DIRECTORS, THAT IS, FOR THE SEVEN NOMINEES LISTED BELOW AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THEY WILL VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

         TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING. Because business can be transacted at the meeting only if a quorum is present, it is important that you sign and return this Appointment of Proxy even if you plan to attend the meeting. Then, if you wish to vote differently, revoke this Appointment of Proxy when you arrive.

         HOW TO REVOKE THIS APPOINTMENT OF PROXY. You may revoke this Appointment of Proxy any time before it is exercised by the Proxies. To do so, you may either (1) file another Appointment of Proxy dated at a later time with the Company Secretary, or (2) attend the meeting and tell the Secretary that you wish to vote in person.

         HOW TO SIGN AND RETURN THIS APPOINTMENT OF PROXY. Whether or not you plan to attend the Annual Meeting, please sign below exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. Then return this Appointment of Proxy in the enclosed envelope. No postage is necessary if you mail it in the United States.

         BOARD RECOMMENDATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR.

         APPOINTMENT OF PROXY: The undersigned shareholder of Southern Community Financial Corporation, a North Carolina corporation (the "Company"), hereby appoints Karen B. Hilton and Robert L. Davis, or either of them (the "Proxies"), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 25, 2002, at 3:00 p.m., at the Village Inn Golf & Conference Center (formerly Ramada Inn), Exit 184, Interstate 40, Clemmons (Forsyth County), North Carolina, or at any adjournment thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, upon the proposals set forth below and described in the Proxy Statement and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting, or any adjournment thereof, then that one shall have and may exercise all the powers hereby conferred.

         The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.

         - PLEASE COMPLETE AND SIGN ON THE OTHER SIDE -